--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 15, 1998

                                   AXIOM INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                        0-22601                      51-0356153
  ------------------------              -----------                 ----------------
(State or Other Jurisdiction            (Commission                   (IRS Employer
      of Incorporation)                File Number)                Identification No.)

    4000 MIDLANTIC DRIVE,                                                 08054
       MT. LAUREL, NJ                                                   ---------
                                                                       (Zip Code)
     ------------------
    (Address of Principal
     Executive Offices)

       Registrant's telephone number, including area code: (609) 866-1000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7 of the Current Report on Form 8-K dated May 27, 1998 of Axiom Inc. (the "Company") is hereby amended and restated in its entirety to read as follows:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT

                                                                                                                    PAGE
                                                                                                                    -----
(a)        Historical Financial Statements of Business Acquired--Innovative Data Technology
           Report of Independent Public Accountants............................................................           3
           Balance Sheets......................................................................................           4
           Statements of Operations............................................................................           5
           Statements of Shareholders' Equity..................................................................           6
           Statements of Cash Flows............................................................................           7
           Notes to Financial Statements.......................................................................           9

(b)        Pro Forma Financial Information
           Basis of Presentation...............................................................................          19
           Pro Forma Consolidated Balance Sheet -- March 31, 1998..............................................          20
           Pro Forma Consolidated Statement of Operations for the Year Ended
             September 30, 1997................................................................................          21
           Pro Forma Consolidated Statement of Operations for the Six Months Ended
             March 31, 1998....................................................................................          22
           Notes to Pro Forma Consolidated Financial Statements................................................          23

(c)        Exhibit
           23.1  Consent of Independent Public Accountants.....................................................          26

                                   SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                AXIOM INC.

                                By:            /s/ ANDREW P. MAUNDER
                                     -----------------------------------------
                                                 Andrew P. Maunder
                                              CHIEF EXECUTIVE OFFICER

Dated: July 29, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Innovative Data Technology:

    We have audited the accompanying balance sheets of Innovative Data Technology (a California corporation) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Data Technology as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

San Diego, California
February 11, 1998
(Except with respect to the matter
discussed in Note 10 as to which
the date is May 15, 1998)

                           INNOVATIVE DATA TECHNOLOGY
                                 BALANCE SHEETS

                                                                            AS OF DECEMBER 31,          AS OF
                                                                       ----------------------------   MARCH 31,
                                                                           1996           1997           1998
                                                                       -------------  -------------  ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................  $   1,746,775  $   3,318,249  $  2,020,407
  Short-term investments.............................................        250,000       --             --
  Accounts receivable, net of allowance for doubtful accounts of
    $39,000, $45,000 and $46,000, in 1996, 1997 and 1998,
    respectively.....................................................        944,749      4,216,591     3,739,858
  Inventories........................................................      1,570,938      2,216,306     1,549,733
  Income taxes receivable............................................        147,358       --             --
  Prepaid expenses...................................................        260,183        186,994       102,799
  Deferred income taxes..............................................        231,000       --             --
                                                                       -------------  -------------  ------------
    Total current assets.............................................      5,151,003      9,938,140     7,412,797
                                                                       -------------  -------------  ------------

PROPERTY AND EQUIPMENT, net..........................................      6,244,962        394,960       363,631

RESTRICTED CASH......................................................        548,238        548,238       548,238

OTHER ASSETS.........................................................        435,401        211,418        60,881
                                                                       -------------  -------------  ------------
Total assets.........................................................  $  12,379,604  $  11,092,756  $  8,385,547
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...................................................  $     494,026  $     836,054  $    611,368
  Accrued expenses...................................................        334,846      2,520,271       452,616
  Customer deposits..................................................      1,030,916      1,123,981       534,001
  Income taxes payable...............................................       --              191,980        65,832
  Current portion of note payable....................................         57,792       --             --
  Current portion of note payable to shareholder.....................       --               83,400        83,400
                                                                       -------------  -------------  ------------
    Total current liabilities........................................      1,917,580      4,755,686     1,747,217
                                                                       -------------  -------------  ------------

NOTE PAYABLE.........................................................      3,993,844       --             --

NOTE PAYABLE TO SHAREHOLDER..........................................       --            1,161,358     1,138,616

SHAREHOLDERS' EQUITY:
  Common stock, no par value, 1,500,000 shares authorized, 7,900 shares issued, 3,309 shares outstanding in 1998 and 1997 and
    7,900 shares outstanding in 1996.................................      2,373,043      2,368,942     2,368,942
  Retained earnings..................................................      4,095,137      2,806,770     3,130,772
                                                                       -------------  -------------  ------------
    Total shareholders' equity.......................................      6,468,180      5,175,712     5,499,714
                                                                       -------------  -------------  ------------
    Total liabilities and shareholders' equity.......................  $  12,379,604  $  11,092,756  $  8,385,547
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

      The accompanying notes are an integral part of these balance sheets.

                           INNOVATIVE DATA TECHNOLOGY
                            STATEMENTS OF OPERATIONS

                                                                                              THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,         ENDED MARCH 31,
                                                          ---------------------------  --------------------------
                                                              1996          1997           1997          1998
                                                          ------------  -------------  ------------  ------------
                                                                                              (UNAUDITED)
SALES...................................................  $  8,375,123  $  12,150,178  $  1,618,380  $  3,138,932
COST OF SALES...........................................     5,193,891      6,845,871     1,209,751     1,598,763
                                                          ------------  -------------  ------------  ------------
  Gross margin..........................................     3,181,232      5,304,307       408,629     1,540,169
                                                          ------------  -------------  ------------  ------------
OPERATING EXPENSES:
  General and administrative............................       857,407      2,119,034       229,579       168,168
  Sales and marketing...................................     1,626,761      3,255,069       382,222       657,579
  Research and development..............................     1,261,061      1,301,015       292,308       232,668
                                                          ------------  -------------  ------------  ------------
                                                             3,745,229      6,675,118       904,109     1,058,415
                                                          ------------  -------------  ------------  ------------
    Income (loss) from operations.......................      (563,997)    (1,370,811)     (495,480)      481,754

RENTAL INCOME, net......................................       504,262        149,622        58,269       --

GAIN ON SALE OF PROPERTY AND EQUIPMENT..................           297      3,554,871       --                126

INTEREST INCOME.........................................        70,913        140,219        19,470        44,461

INTEREST EXPENSE........................................      (401,600)      (469,760)      (97,579)      (21,651)

OTHER EXPENSE, net......................................      (132,034)       (97,141)       (7,941)       (6,837)
                                                          ------------  -------------  ------------  ------------
    Income (loss) before income tax provision
      (benefit).........................................      (522,159)     1,907,000      (523,261)      497,853

INCOME TAX PROVISION (BENEFIT)..........................      (150,499)       715,429           985       173,851
                                                          ------------  -------------  ------------  ------------
    Net income (loss)...................................  $   (371,660) $   1,191,571  $   (524,246) $    324,002
                                                          ------------  -------------  ------------  ------------
                                                          ------------  -------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                           INNOVATIVE DATA TECHNOLOGY
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                  COMMON STOCK
                                                            ------------------------    RETAINED
                                                             SHARES       AMOUNT        EARNINGS         TOTAL
                                                            ---------  -------------  -------------  -------------

BALANCE, December 31, 1995................................      7,900  $   2,373,043  $   4,466,797  $   6,839,840
  Net loss................................................     --           --             (371,660)      (371,660)
                                                            ---------  -------------  -------------  -------------
BALANCE, December 31, 1996................................      7,900      2,373,043      4,095,137      6,468,180
  Stock repurchase........................................     (4,601)        (4,601)    (2,479,938)    (2,484,539)
  Stock options exercised.................................         10            500       --                  500
  Net income..............................................     --           --            1,191,571      1,191,571
                                                            ---------  -------------  -------------  -------------
BALANCE, December 31, 1997................................      3,309      2,368,942      2,806,770      5,175,712
  Net income (unaudited)..................................     --           --              324,002        324,002
                                                            ---------  -------------  -------------  -------------
BALANCE, March 31, 1998
  (unaudited).............................................      3,309  $   2,368,942  $   3,130,772  $   5,499,714
                                                            ---------  -------------  -------------  -------------
                                                            ---------  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           INNOVATIVE DATA TECHNOLOGY

                            STATEMENTS OF CASH FLOWS

                                                                                              THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,          ENDED MARCH 31,
                                                          ---------------------------  ---------------------------
                                                              1996          1997           1997          1998
                                                          ------------  -------------  ------------  -------------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................  $   (371,660) $   1,191,571  $   (524,246) $     324,002
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depreciation and amortization.......................       571,910        431,649       146,047         58,805
    Provision for doubtful accounts.....................         6,000          6,000         1,500          1,000
    Deferred income taxes...............................       --             231,000       --            --
    Gain on sale of property............................       --          (3,554,871)      --                (126)
    Changes in assets and liabilities:
      Accounts receivable...............................      (103,012)    (3,277,842)     (482,983)       475,733
      Inventories.......................................       213,854       (645,368)       70,312        666,573
      Income taxes receivable...........................       163,487        147,358       (26,936)      --
      Prepaid expenses..................................       (19,303)        73,189       (60,420)        84,195
      Restricted cash...................................      (548,238)      --             --            --
      Other assets......................................          (734)        69,483       (56,799)        16,038
      Accounts payable..................................      (253,887)       342,028       348,771       (224,686)
      Accrued expenses..................................       294,291      2,185,425        25,796     (2,067,655)
      Customer deposits.................................        20,092         93,065       (72,454)      (589,980)
      Income taxes payable..............................       --             191,980       --            (126,148)
                                                          ------------  -------------  ------------  -------------
        Net cash used in operating activities...........       (27,200)    (2,515,333)     (631,412)    (1,382,249)
                                                          ------------  -------------  ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in short-term investments..................      (250,000)       250,000       --            --
  Purchases of property and equipment...................      (372,760)      (126,430)      (27,523)       (26,200)
  Proceeds from sales of property and equipment.........       --           9,119,654         5,977          1,349
  Advances on notes receivable from officers............      (128,000)       (53,372)      --            --
  Proceeds from notes receivable from officers..........        19,500        187,872         4,500        132,000
                                                          ------------  -------------  ------------  -------------
        Net cash provided by (used in) investing
          activities....................................      (731,260)     9,377,724       (17,046)       107,149
                                                          ------------  -------------  ------------  -------------

                           INNOVATIVE DATA TECHNOLOGY

                                                                                              THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,          ENDED MARCH 31,
                                                          ---------------------------  ---------------------------
                                                              1996          1997           1997          1998
                                                          ------------  -------------  ------------  -------------
                                                                                               (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note payable..............................       (50,833)    (4,051,636)      (15,107)      --
  Stock options exercised...............................       --                 500       --            --
  Common stock repurchase...............................       --          (1,210,069)      --            --
  Payments on note payable to shareholder...............       --             (29,712)      --             (22,742)
                                                          ------------  -------------  ------------  -------------
        Net cash used in financing activities...........       (50,833)    (5,290,917)      (15,107)       (22,742)
                                                          ------------  -------------  ------------  -------------
        Net increase (decrease) in cash and cash
          equivalents...................................      (809,293)     1,571,474      (663,565)    (1,297,842)

CASH AND CASH EQUIVALENTS, beginning of period..........     2,556,068      1,746,775     1,746,775      3,318,249
                                                          ------------  -------------  ------------  -------------

CASH AND CASH EQUIVALENTS, end of period................  $  1,746,775  $   3,318,249  $  1,083,210  $   2,020,407
                                                          ------------  -------------  ------------  -------------
                                                          ------------  -------------  ------------  -------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Approximate cash paid during the period for:
    Interest............................................  $    402,000  $     470,000  $     47,574  $      22,000
                                                          ------------  -------------  ------------  -------------
                                                          ------------  -------------  ------------  -------------
    Income taxes........................................  $    --       $     646,000  $    --       $     145,000
                                                          ------------  -------------  ------------  -------------
                                                          ------------  -------------  ------------  -------------

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Note payable to shareholder issued in stock
    repurchase..........................................  $    --       $   1,274,470  $    --       $    --
                                                          ------------  -------------  ------------  -------------
                                                          ------------  -------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           INNOVATIVE DATA TECHNOLOGY

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

1. DESCRIPTION OF THE COMPANY

GENERAL

    Innovative Data Technology (the "Company"), a California corporation, designs and manufactures data collection and mediation devices used in customer care and billing applications by telephone operating companies, system integrators, and switching system manufacturers worldwide.

INTERIM RESULTS (UNAUDITED)

    The accompanying balance sheet as of March 31, 1998 and the statements of operations, shareholders' equity and cash flows for the three months ending March 31, 1997 and 1998 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of results of the interim periods. The data disclosed in these notes to financial statements at such dates and for such periods are also unaudited.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

    From time to time, the Company invests its excess cash and has established guidelines relative to diversification and maturities in an effort to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash and cash equivalents.

SHORT-TERM INVESTMENTS

    Short-term investments consist of certificates of deposit with original maturities of one year or less.

INVENTORIES

    Inventories include the cost of raw materials, labor and manufacturing overhead and are valued at the lower of cost or market, using the first-in, first-out (FIFO) method.

INTANGIBLE ASSETS

    Intangible assets are included in other assets and are amortized using the straight-line method over their estimated useful lives, ranging from 3 to 10 years.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at acquisition cost. The Company depreciates its property and equipment on a straight-line basis over the estimated useful lives of the related assets as follows: Buildings and improvements 30 years, tooling and instruments 3 to 5 years, furniture and fixtures 3 to 5 years, vehicles 3 to 5 years. Repair and maintenance costs are charged to expense as incurred.

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RESTRICTED CASH

    Restricted cash consists of funds to support standby letters of credit required under a contractual arrangement with one of the Company's major customers.

CUSTOMER DEPOSITS

    Customer deposits consist of advance payments against future scheduled shipments of products.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are computed based on the temporary differences between the financial statement and tax bases of assets and liabilities using the enacted marginal tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. The amount of the net deferred tax assets considered realizable could be adjusted in the near term if estimates of taxable income in the reversal periods are revised.

REVENUE RECOGNITION

    Sales of the Company's product are generally recognized upon shipment.

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

    Research and development costs, other than software development costs, are charged to operations as incurred. Financial Accounting Standards Board (FASB) Statement No. 86 requires the capitalization of certain costs relating to the development of software after technological feasibility is established. The Company expenses all software development costs as incurred as technological feasibility is not reached until product testing is complete, which generally coincides with product release dates.

STOCK BASED COMPENSATION

    The Company has elected to measure compensation expense for its stock-based employee compensation using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and has provided the required pro forma disclosures using the fair value based method in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation."

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities and revenues and expenses and disclosures of contingent assets and liabilities. Actual results could differ from these estimates.

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short term nature. Based on borrowing rates currently available to the Company for credit arrangements with similar terms, the carrying amount of the balance under note payable to shareholder approximates fair value.

RECENT ACCOUNTING PRONOUNCEMENTS

    In 1997, the Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption had no material effect on the Company's financial statements.

    In 1997, the Company adopted SFAS No. 129 "Disclosure of Information About Capital Structure." The adoption of this standard pertained to disclosure only and did not have an effect on the Company's financial position or results of operations.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting of comprehensive income and its components in a full set of general purpose financial statements and will be adopted in fiscal 1998. The adoption of this standard will not have a material effect on the Company's financial position or results of operations.

    In March 1998, the Accounting Standards Executive Committee (AcSEC) issued AICPA Statement of Position (SOP) 98-1, "Accounting for Costs for Computer Software Developed or Obtained for Internal Use." This statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and identifies characteristics to be used in determining when computer software is for internal use. SOP 98-1 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company anticipates that SOP 98-1 will not have a material impact on the Company's financial position or results of operations.

    In April 1998, the AcSEC issued AICPA SOP 98-5, "Reporting on the Costs of Start-Up activities." This statement provides guidance on financial reporting of start-up costs and organization costs and requires that such costs of start-up activities be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company has not yet determined what impact, if any, the adoption of SOP 98-5 will have on the Company's financial position or results of operations.

FOREIGN SALES AND SIGNIFICANT CUSTOMERS

    Foreign sales accounted for approximately 94 and 98 percent of sales in 1996 and 1997, respectively. The Company's four largest customers each year accounted for 78 and 74 percent of sales in 1996 and 1997, respectively.

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Foreign sales by region as a percentage of total sales were as follows:

                                                                                     1996         1997
                                                                                     -----        -----
Europe (Lithuania, Finland, Belgium)............................................          52%          56%
Asia (Korea, Taiwan)............................................................           9%          27%
South America (Colombia, Honduras, Venezuela)...................................          33%          15%
                                                                                          --           --
                                                                                          94%          98%
                                                                                          --           --
                                                                                          --           --

    As of December 31, 1996 and 1997, the Company had four customers each year which represented 91 and 82 percent of accounts receivable, respectively.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

3. FINANCIAL STATEMENT CAPTIONS

INVENTORIES

    Inventories consist of the following:

                                                          AS OF DECEMBER 31,         AS OF
                                                      --------------------------   MARCH 31,
                                                          1996          1997          1998
                                                      ------------  ------------  ------------
                                                                                  (UNAUDITED)
Raw materials.......................................  $    798,702  $    721,783  $    598,952
Work in process.....................................       338,727     1,166,515       442,530
Finished goods......................................       433,509       328,008       508,251
                                                      ------------  ------------  ------------
                                                      $  1,570,938  $  2,216,306  $  1,549,733
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

3. FINANCIAL STATEMENT CAPTIONS (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                        AS OF DECEMBER 31,           AS OF
                                                   ----------------------------    MARCH 31,
                                                       1996           1997           1998
                                                   -------------  -------------  -------------
                                                                                  (UNAUDITED)
Land.............................................  $   1,550,000  $    --        $    --
Buildings and improvements.......................      4,638,465       --             --
Tooling and instruments..........................      1,093,783      1,040,194      1,045,511
Furniture and fixtures...........................        994,236      1,173,257      1,192,789
Vehicles.........................................        223,329        148,526        148,526
                                                   -------------  -------------  -------------
                                                       8,499,813      2,361,977      2,386,826
Less-accumulated depreciation and amortization...     (2,254,851)    (1,967,017)    (2,023,195)
                                                   -------------  -------------  -------------
                                                   $   6,244,962  $     394,960  $     363,631
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

OTHER ASSETS

    Other assets consist of the following:

                                                            AS OF DECEMBER 31,       AS OF
                                                          ----------------------   MARCH 31,
                                                             1996        1997        1998
                                                          ----------  ----------  -----------
                                                                                  (UNAUDITED)
Notes receivable from officers..........................  $  266,500  $  132,000   $  --
Cash surrender value of officers' life insurance........      87,725      --          --
Intangibles, net........................................      66,516      47,520      45,021
Deposits and other......................................      14,660      31,898      15,860
                                                          ----------  ----------  -----------
                                                          $  435,401  $  211,418   $  60,881
                                                          ----------  ----------  -----------
                                                          ----------  ----------  -----------

    As of December 31, 1997, notes receivable from officers consist of an unsecured note bearing interest at 6%, due in $1,625 monthly principal installments through 2005, or on demand.

    Intangibles consist of technology rights and other intangibles. Intangible assets are net of accumulated amortization of approximately $225,000 and $245,000 as of December 31, 1996 and 1997, respectively.

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

3. FINANCIAL STATEMENT CAPTIONS (CONTINUED)
    Accrued liabilities consist of the following:

                                                            AS OF DECEMBER 31,        AS OF
                                                         ------------------------   MARCH 31,
                                                            1996         1997         1998
                                                         ----------  ------------  -----------
                                                                                   (UNAUDITED)
Incentive compensation.................................  $   --      $  2,000,000   $  --
Payroll and related....................................     152,022       156,017     186,847
Warranty...............................................     140,000       322,819     208,026
Other..................................................      42,824        41,435      57,743
                                                         ----------  ------------  -----------
                                                         $  334,846  $  2,520,271   $ 452,616
                                                         ----------  ------------  -----------
                                                         ----------  ------------  -----------

4. NOTES PAYABLE

NOTE PAYABLE TO SHAREHOLDER

    During 1997, the Company repurchased 4,601 shares of the Company's common stock from its majority shareholder in exchange for a note payable totaling $1,274,469 and $1,210,070 in cash. The note bears interest at 7% and is due in monthly principal and interest payments of $14,798 through September 2007. A sale of substantially all the Company's assets to an unrelated third party, a merger with an unrelated third party, or a change in the majority ownership of the Company's stock would cause the note to become immediately due and payable (see Note 10).

    Minimum principal payments on the note payable to shareholder are due as follows:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
1998............................................................................  $     83,400
1999............................................................................       100,150
2000............................................................................       107,389
2001............................................................................       115,153
2002............................................................................       123,477
Thereafter......................................................................       715,189
                                                                                  ------------
                                                                                  $  1,244,758
                                                                                  ------------
                                                                                  ------------

NOTE PAYABLE

    During 1994, the Company acquired land and buildings, a portion of which were used as its primary administrative and manufacturing facility. The acquisition was funded through a note payable to a bank. In August 1997, the Company sold the land and buildings to an unrelated third party. In connection therewith, the Company paid all the outstanding principal and interest amounts as well as an early prepayment fee of $193,062 which is included in interest expense in the accompanying financial statements.

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

5. INCOME TAXES

    The Company's income tax provision (benefit) consists of the following:

                                                                         FOR THE YEAR ENDED
                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1996         1997
                                                                       -----------  ----------
Current:
  Federal............................................................  $  (147,358) $  439,452
  State..............................................................          800      43,993
Deferred:
  Federal............................................................      --          183,333
  State..............................................................      --           47,667
Foreign..............................................................       (3,941)        984
                                                                       -----------  ----------
Income tax provision (benefit).......................................  $  (150,499) $  715,429
                                                                       -----------  ----------
                                                                       -----------  ----------

    The income tax provision (benefit) reconciles to the expected provision (benefit) using statutory rates as follows:

                                                                         FOR THE YEAR ENDED
                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1996         1997
                                                                      -----------  -----------
Expected federal tax (benefit)......................................  $  (177,534) $   648,380
State income taxes, net of federal income tax benefit...............          528       75,517
Increase in valuation reserve.......................................       42,700      290,100
Foreign tax.........................................................       (3,941)         984
Tax benefit not previously recognized...............................      --          (314,969)
Other...............................................................      (12,252)      15,417
                                                                      -----------  -----------
Income tax provision (benefit)......................................  $  (150,499) $   715,429
                                                                      -----------  -----------
                                                                      -----------  -----------

    The Company's net deferred tax asset results from the following:

                                                                         AS OF DECEMBER 31,
                                                                       -----------------------
                                                                          1996         1997
                                                                       -----------  ----------
Inventory valuation..................................................  $   290,200  $  213,200
Depreciation.........................................................       (3,700)     46,800
Accrued expenses.....................................................      --          143,400
State net operating loss carryforwards...............................       74,200      --
Other................................................................      --           16,400
                                                                       -----------  ----------
                                                                           360,700     419,800
  Valuation allowance................................................     (129,700)   (419,800)
                                                                       -----------  ----------
Net deferred tax asset...............................................  $   231,000  $   --
                                                                       -----------  ----------
                                                                       -----------  ----------

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

6. EMPLOYEE BENEFITS

    The Company has a qualified 401(k) profit sharing plan ("the Plan") which covers substantially all employees. Company contributions are discretionary and are generally allocated to plan participants based on compensation levels. Benefits vest 20 percent per year beginning with the employee's second year of service, with 100 percent vesting immediately upon death or disability. Vested benefits are paid in the form of a lump sum or annuity upon retirement, death, disability, or termination. The Company contributed approximately $16,400 and $21,000 to the Plan in 1996 and 1997, respectively.

    The Company authorized bonuses to certain key members of management totaling $2,000,000 which are included in accrued expenses in the accompanying balance sheet as of December 31, 1997, and have been reflected in general and administrative and sales and marketing expenses in the accompanying statement of operations for the year ended December 31, 1997. Such bonuses were paid during March 1998.

7. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company leases its facilities and certain office equipment under non-cancelable operating leases which expire at various dates through August 2000. A three year lease on the Company's corporate office and manufacturing facility is cancelable by the Company or the lessor after two years during February 1999. The total future minimum annual lease payments under operating leases are as follows:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------------
    1998..............................................................................  $  238,000
    1999..............................................................................     235,000
    2000..............................................................................     146,000
                                                                                        ----------
                                                                                        $  619,000
                                                                                        ----------
                                                                                        ----------

    Facility rent expense was approximately $58,000 in 1997.

LEGAL

    The Company is periodically involved in legal matters incidental to its business activities. Management believes that the outcome of such matters will not have a material adverse impact on the Company's financial position or results of operations.

8. COMMON STOCK AND COMMON STOCK OPTIONS

    The Company's share capital consists entirely of one class of common stock. Each share represents one voting share and participates equally in dividends when and if declared by the Company's Board of Directors and would participate equally in the event of liquidation.

    From time to time, as authorized by the Company's Board of Directors, options to purchase shares of common stock have been granted to certain key members of management. The terms of each option grant are negotiated individually. Options are generally granted at an exercise price per share equal to the fair

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

8. COMMON STOCK AND COMMON STOCK OPTIONS (CONTINUED) value of the Company's common stock on the date of grant, as determined by the Company's Board of Directors.

    Stock option activity consisted of the following:

                                                                                  WEIGHTED AVERAGE
                                                                                   EXERCISE PRICE
                                                                      OPTIONS         PER SHARE
                                                                    -----------  -------------------
Outstanding at December 31, 1995..................................      --            $  --
Granted...........................................................       5,000        $      50
                                                                         -----              ---
Outstanding at December 31, 1996..................................       5,000        $      50
Granted...........................................................         500        $      50
Exercised.........................................................         (10)       $      50
                                                                         -----              ---
Outstanding at December 31, 1997 and March 31, 1998 (unaudited)...       5,490        $      50
                                                                         -----              ---
                                                                         -----              ---

    All issued and outstanding options at December 31, 1997 are exercisable and have actual exercise prices of $50 per share. All options outstanding as of March 31, 1998 were exercised prior to the acquisition of the Company by Axiom Inc. (see Note 10).

    If the Company had recognized compensation cost for stock-based employee compensation in accordance with SFAS No. 123, the Company's net income (loss) would have been adjusted as follows:

                                                                         NET INCOME (LOSS)
                                                                     -------------------------
                                                                        1996          1997
                                                                     -----------  ------------
As reported........................................................  $  (371,660) $  1,191,571
Pro forma..........................................................  $  (435,402) $  1,159,745

    For the above disclosure, the fair value of each option grant is estimated on the date of grant using an option pricing model with the following weighted average assumptions in 1996 and 1997: risk-free interest rates of approximately 6.0% to 6.5%; expected life of five years; no expected dividend yield; no expected volatility.

    The option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

9. RENTAL INCOME AND EXPENSE

    During 1994, the Company acquired land and buildings and improvements to be used as its primary corporate office and manufacturing facility. The Company leased certain unused portions of these facilities to unrelated parties. The related income and expense is reflected in the accompanying statements of

                           INNOVATIVE DATA TECHNOLOGY

                           DECEMBER 31, 1996 AND 1997
 (DATA WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998
                                 ARE UNAUDITED)

9. RENTAL INCOME AND EXPENSE (CONTINUED) operations as rental income, net. The leasing of such facilities was not a primary business operation of the Company. In 1997, the Company sold such land and buildings and improvements (see Note 4).

10. SUBSEQUENT EVENT

    On May 15, 1998, the Company was acquired by Axiom Inc., a publicly traded company, for cash, common stock and options to purchase common stock of Axiom Inc. valued at approximately $7,500,000.

                          AXIOM INC. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

                                  (UNAUDITED)

    The accompanying pro forma consolidated balance sheet as of March 31, 1998 and the related pro forma consolidated statements of operations for the year ended September 30, 1997 and the six months ended March 31, 1998 give effect to the acquisition of Innovative Data Technology, as described in Note 2, as if this transaction had occurred as of March 31, 1998, in the case of the pro forma consolidated balance sheet and as of October 1, 1996, in the case of the pro forma consolidated statements of operations.

    It should be noted that the fiscal year-end of Axiom Inc. is September 30, and the fiscal year end of Innovative Data Technology is December 31. However, for purposes of the pro forma consolidated statements of operations, the financial information of Innovative Data Technology was prepared as if it had a fiscal year-end of September 30.

    The pro forma consolidated financial statements have been prepared by management of Axiom Inc. and subsidiaries (the "Company") and should be read in conjunction with the historical consolidated financial statements of the Company, which have been previously filed and are hereby incorporated by reference, and the historical financial statements of Innovative Data Technology, which are included elsewhere in this Form 8-K/A. The pro forma consolidated financial statements are based on certain assumptions and preliminary estimates which are subject to change. These statements do no purport to be indicative of the financial position or results of operations of the Company that might have occurred, nor are they indicative of future results.

                          AXIOM INC. AND SUBSIDIARIES

              PRO FORMA CONSOLIDATED BALANCE SHEET--MARCH 31, 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                                                                 ACQUISITION OF
                                                                           INNOVATIVE DATA TECHNOLOGY
                                                                           --------------------------
                                                              AXIOM INC.                  PRO FORMA
                                                              HISTORICAL   HISTORICAL    ADJUSTMENTS
                                                               (NOTE 1)     (NOTE 2)      (NOTE 2)      PRO FORMA
                                                              -----------  -----------  -------------  -----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $   6,172    $   2,020     $  (2,707)(A)  $   4,263
                                                                                             (1,222)(E)
  Accounts receivable.......................................      10,643        3,740        --            14,383
  Inventories...............................................       6,234        1,550        --             7,784
  Deferred tax assets.......................................         841       --            --               841
  Income tax receivable.....................................       1,485       --            --             1,485
  Other.....................................................         744          103        --               847
                                                              -----------  -----------  -------------  -----------
    Total current assets....................................      26,119        7,413        (3,929)       29,603
                                                              -----------  -----------  -------------  -----------
PROPERTY AND EQUIPMENT:
  Computer hardware and software............................       3,883          457          (357)(B)      3,983
  Production and test equipment.............................       2,294        1,543        (1,358)(B)      2,479
  Furniture, fixtures and leasehold improvements............         600          387          (308)(B)        679
                                                              -----------  -----------  -------------  -----------
                                                                   6,777        2,387        (2,023)        7,141
  Less--Accumulated depreciation and amortization...........      (3,572)      (2,023)        2,023(B)     (3,572)
                                                              -----------  -----------  -------------  -----------
    Net property and equipment..............................       3,205          364        --             3,569
DEFERRED TAX ASSETS.........................................       3,968       --            --             3,968
RESTRICTED CASH.............................................      --              548        --               548
OTHER ASSETS................................................         502           16        --               518
INTANGIBLE ASSETS, net......................................         282           45           963(C)      1,290
                                                              -----------  -----------  -------------  -----------
                                                               $  34,076    $   8,386     $  (2,966)    $  39,496
                                                              -----------  -----------  -------------  -----------
                                                              -----------  -----------  -------------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.........................   $     160    $      83     $     (83)(E)  $     160
  Obligations to parent and affiliates......................          25       --            --                25
  Accounts payable..........................................       1,779          611        --             2,390
  Accrued compensation and related benefits.................       1,028       --            --             1,028
  Accrued agent commissions.................................         496       --            --               496
  Other accrued expenses....................................       1,568          519           720(A)      2,807
  Deferred tax liabilities..................................          29       --            --                29
  Deferred revenues.........................................       2,818          534        --             3,352
                                                              -----------  -----------  -------------  -----------
    Total current liabilities...............................       7,903        1,747           637        10,287
                                                              -----------  -----------  -------------  -----------
LONG-TERM LIABILITIES:
  Deferred tax liabilities..................................         212       --            --               212
  Long-term debt............................................          40        1,139        (1,139)(E)         40
                                                              -----------  -----------  -------------  -----------
    Total long-term liabilities.............................         252        1,139        (1,139)          252
                                                              -----------  -----------  -------------  -----------
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value, 5,000,000 shares
    authorized, no shares issued and outstanding............      --           --            --            --
  Common stock, $0.01 par value, 25,000,000 shares
    authorized, 6,466,900 shares (historical) and 7,756,900
    shares (pro forma) issued and outstanding...............          65        2,369        (2,356)(D)         78
  Additional paid-in capital................................      32,340       --             4,773(D)     37,113
  (Accumulated deficit) Retained earnings...................      (6,482)       3,131        (3,131)(D)     (8,232)
                                                                                             (1,750)(C)
  Cumulative translation adjustment.........................          (2)      --            --                (2)
                                                              -----------  -----------  -------------  -----------
    Total stockholders' equity..............................      25,921        5,500        (2,464)       28,957
                                                              -----------  -----------  -------------  -----------
                                                               $  34,076    $   8,386     $  (2,966)    $  39,496
                                                              -----------  -----------  -------------  -----------
                                                              -----------  -----------  -------------  -----------

         The accompanying notes are an integral part of this statement.

                          AXIOM INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                                                                ACQUISITION OF
                                                                               INNOVATIVE DATA
                                                                                  TECHNOLOGY
                                                                           ------------------------
                                                              AXIOM INC.                 PRO FORMA
                                                              HISTORICAL   HISTORICAL   ADJUSTMENTS
                                                               (NOTE 1)     (NOTE 2)     (NOTE 2)     PRO FORMA
                                                              -----------  -----------  -----------  -----------
REVENUES:
  Equipment.................................................   $  24,437    $  11,479    $  --        $  35,916
  Services..................................................       8,570          935       --            9,505
                                                              -----------  -----------  -----------  -----------
    Total revenues..........................................      33,007       12,414       --           45,421
                                                              -----------  -----------  -----------  -----------
COST OF REVENUES:
  Equipment.................................................      13,167        7,201       --           20,368
  Services..................................................       4,732          772       --            5,504
                                                              -----------  -----------  -----------  -----------
    Total cost of revenues..................................      17,899        7,973       --           25,872
                                                              -----------  -----------  -----------  -----------
    Gross profit............................................      15,108        4,441       --           19,549
                                                              -----------  -----------  -----------  -----------
OPERATING EXPENSES:
  Research, development and engineering.....................       7,580        1,060       --            8,640
  Selling, general and administrative.......................       8,731        4,424       (2,179)(F)     11,088
                                                                                               112(G)
  Charge for purchased research and development.............      --           --            1,750(G)      1,750
  Parent charges............................................         295       --           --              295
                                                              -----------  -----------  -----------  -----------
    Total operating expenses................................      16,606        5,484         (317)      21,773
                                                              -----------  -----------  -----------  -----------
    Operating loss..........................................      (1,498)      (1,043)         317       (2,224)
INTEREST EXPENSE (INCOME), net (including related party
  interest).................................................         327          (86)         135(H)        369
                                                                                                (7)(J)
NON RECURRING GAIN ON SALE OF PROPERTY AND EQUIPMENT........      --            3,555       --            3,555
OTHER INCOME (EXPENSE), net.................................           1         (390)      --             (389)
                                                              -----------  -----------  -----------  -----------
    Income (loss) before income taxes.......................      (1,824)       2,208          189          573
INCOME TAX (EXPENSE) BENEFIT................................         645         (828)         (20)(I)       (203)
                                                              -----------  -----------  -----------  -----------
NET INCOME (LOSS)...........................................   $  (1,179)   $   1,380    $     169    $     370
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE........   $   (0.28)                             $    0.07
                                                              -----------                            -----------
                                                              -----------                            -----------
SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME (LOSS)
  PER COMMON SHARE..........................................       4,144                                  5,434
                                                              -----------                            -----------
                                                              -----------                            -----------

         The accompanying notes are an integral part of this statement.

                          AXIOM INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED MARCH 31, 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                                                                 ACQUISITION OF
                                                                           INNOVATIVE DATA TECHNOLOGY
                                                                           --------------------------
                                                              AXIOM INC.                  PRO FORMA
                                                              HISTORICAL   HISTORICAL    ADJUSTMENTS
                                                               (NOTE 1)     (NOTE 2)      (NOTE 2)      PRO FORMA
                                                              -----------  -----------  -------------  -----------
REVENUES:
  Equipment.................................................   $   8,782    $   5,933     $  --         $  14,715
  Services..................................................       4,442          883        --             5,325
                                                              -----------  -----------        -----    -----------
    Total revenues..........................................      13,224        6,816        --            20,040
                                                              -----------  -----------        -----    -----------
COST OF REVENUES:
  Equipment.................................................       4,810        2,889        --             7,699
  Services..................................................       3,520          423        --             3,943
                                                              -----------  -----------        -----    -----------
    Total cost of revenues..................................       8,330        3,312        --            11,642
                                                              -----------  -----------        -----    -----------
    Gross profit............................................       4,894        3,504        --             8,398
                                                              -----------  -----------        -----    -----------
OPERATING EXPENSES:
  Research, development and engineering.....................       3,872          596        --             4,468
  Selling, general and administrative.......................       6,934        2,156           (97)(F)      9,049
                                                                                                 56(G)
                                                              -----------  -----------        -----    -----------
    Total operating expenses................................      10,806        2,752           (41)       13,517
                                                              -----------  -----------        -----    -----------
    Operating income (loss).................................      (5,912)         752            41        (5,119)
INTEREST EXPENSE (INCOME), net (including related party             (195)         (60)           68(H)       (231)
  interest).................................................                                    (44)(J)
OTHER INCOME (EXPENSE)......................................          14           (9)       --                 5
                                                              -----------  -----------        -----    -----------
    Income (loss) before income taxes.......................      (5,703)         803            17        (4,883)
INCOME TAX (EXPENSE) BENEFIT................................       1,939         (281)            2(I)      1,660
                                                              -----------  -----------        -----    -----------
NET INCOME (LOSS)...........................................   $  (3,764)   $     522     $      19     $  (3,223)
                                                              -----------  -----------        -----    -----------
                                                              -----------  -----------        -----    -----------
BASIC AND DILUTED NET LOSS PER COMMON SHARE.................   $   (0.58)                               $   (0.42)
                                                              -----------                              -----------
                                                              -----------                              -----------
SHARES USED IN COMPUTING BASIC AND DILUTED NET LOSS PER            6,467                                    7,757
  COMMON SHARE..............................................
                                                              -----------                              -----------
                                                              -----------                              -----------

         The accompanying notes are an integral part of this statement.

                          AXIOM INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. HISTORICAL:

    The historical balances of Axiom Inc. and subsidiaries (the "Company") represent the consolidated balance sheet as of March 31, 1998 and the consolidated results of operations for the year ended September 30, 1997 and the six months ended March 31, 1998, as reported in its consolidated financial statements which have been previously filed and are hereby incorporated by reference.

2. ACQUISITION OF INNOVATIVE DATA TECHNOLOGY:

    On May 15, 1998, pursuant to an Agreement of Merger and Plan of Reorganization (the "Agreement of Merger"), by and among the Company, AV Technology, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("AV"), Innovative Data Technology, a California corporation ("IDT") and the Shareholders of IDT (the "Shareholders"), IDT was merged into AV. In exchange for their shares of Common stock of IDT, which constituted all of the issued and outstanding Common stock of IDT, the Company issued to the Shareholders an aggregate of 1,290,000 shares of its Common stock ("Axiom Common Stock") and cash in the aggregate amount of $2,207,000. The 1,290,000 shares of Axiom Common Stock was valued at its closing price on May 15, 1998, which was $3.4375 per share or $4,434,000 in the aggregate. Additionally, the Company paid the Shareholders an aggregate of $500,000 as consideration for entering into covenants not to compete pursuant to the Agreement of Merger. In connection with certain employment agreements between the Company and the principals of IDT, the Company issued options to purchase an aggregate of 132,000 shares of Axiom Common Stock at an exercise price of $3.375 per share. This acquisition will be accounted for as a purchase transaction.

    The fiscal year-end of IDT is December 31. However, for purposes of the pro forma consolidated statements of operations, this financial information has been prepared as if it had a fiscal year-end of September 30 and have been derived from the unaudited financial statements and information of IDT.

    The following pro forma adjustments for the acquisition of IDT are reflected in the pro forma consolidated balance sheet as of March 31, 1998 and pro forma consolidated statements of operations for the year ended September 30, 1997 and the six months ended March 31, 1998:

                          AXIOM INC. AND SUBSIDIARIES

                                  (UNAUDITED)

2. ACQUISITION OF INNOVATIVE DATA TECHNOLOGY: (CONTINUED)
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET--

(A) Cash paid at closing in connection with the acquisition was $2,707,000. In addition to the cash paid at closing, transaction costs of $720,000 were accrued. The aggregate net cash paid and costs accrued of $3,427,000 was allocated as follows:

Cash............................................................  $2,020,000
Accounts receivable.............................................   3,740,000
Inventories.....................................................   1,550,000
Other current assets............................................     103,000
Property and equipment..........................................     364,000
Other assets....................................................     609,000
Charge for purchased research
  and development...............................................   1,750,000
Noncompete......................................................     500,000
Acquired technology costs.......................................     432,000
Goodwill........................................................      31,000
Accounts payable................................................    (611,000)
Accrued expenses................................................    (519,000)
Deferred revenues...............................................    (534,000)
Debt............................................................  (1,222,000)
                                                                  ----------

    Total purchase price........................................   8,213,000

  Less--Common stock and options issued.........................  (4,786,000)
                                                                  ----------
                                                                  $3,427,000
                                                                  ----------
                                                                  ----------

(B) Elimination of accumulated depreciation and amortization against the gross property and equipment accounts, which results in the recording of property and equipment at its estimated fair market value.

(C) Charge for purchased incomplete research and development projects ($1,750,000); intangible assets of acquired technology costs ($432,000), noncompete ($500,000) and goodwill ($31,000) resulting from the preliminary allocation of the purchase price. These amounts are subject to adjustment based on the final IDT closing balance sheet, as well as a final allocation of the purchase price to the net assets acquired.

(D) Issuance of (i) 1,290,000 shares of Axiom Common Stock with a fair market value of $3.4375 per share or $4,434,000, net of elimination of the historical equity accounts of IDT and (ii) issuance of options to purchase an aggregate of 132,000 shares of Axiom Common Stock at an exercise price of $3.375 per share valued at $352,000 using the Black-Scholes option pricing model.

(E) Repayment of IDT note payable to shareholder which became due and payable as a result of the transaction and was paid prior to the consummation of the transaction.

                          AXIOM INC. AND SUBSIDIARIES

                                  (UNAUDITED)

2. ACQUISITION OF INNOVATIVE DATA TECHNOLOGY: (CONTINUED)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS-

(F) Reduction of $2,179,000 and $97,000 for the year ended September 30, 1997 and for the six months ended March 31, 1998, respectively, of principals' compensation to the base compensation provided for in the employment contracts entered into in connection with the purchase of IDT.

(G) Charge for purchased incomplete research and development projects of $1,750,000. Intangible amortization of $112,000 and $56,000 recorded in connection with the purchase of IDT for the year ended September 30, 1997 and the six months ended March 31, 1998, respectively, based on a four-year amortization period for acquired technology costs and a seven-year amortization period for goodwill. Amortization of the noncompete begins when the employee is terminated and ends upon the completion of the time period specified in each non-compete agreement.

(H) Reduction of the Company's interest income of $135,000 and $68,000 for the year ended September 30, 1997 and for the six months ended March 31, 1998, respectively, on $2,707,000 of aggregate net cash used to acquire IDT at a rate of 5%.

(I) To adjust federal and state income taxes for the historical income of IDT and the net pro forma adjustment of operating income using the effective tax rate of Axiom Inc.

(J) Reduction of IDT's interest expense of $7,000 and $44,000 for the year ended September 30, 1997 and for the six months ended March 31, 1998, respectively, relating to the repayment of the IDT note payable to shareholder.

3. PRO FORMA BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:

    Pro forma basic and diluted earnings (loss) per share is computed by dividing pro forma net income (loss) by Axiom Inc.'s historical weighted average number of shares outstanding after giving effect to the 1,290,000 shares of Axiom Common Stock that were issued in connection with the acquisition of IDT.

4. IDT NON RECURRING GAIN ON SALE OF PROPERTY AND EQUIPMENT:

    In 1997, IDT sold its land and buildings, a portion of which were used as its primary administrative and manufacturing facility to a unrelated third party and recorded a non recurring gain of $3,555,000.